UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 23, 2011 (May 19, 2011)
Date of Report (Date of earliest event reported)

Convio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34707	74-2935609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11501 Domain Drive, Suite 200, Austin, Texas 78758	(512) 652-2600
(Address of principal executive offices)	(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2011, Convio, Inc. (the “Company”) held its Annual Meeting of Stockholders. The matters voted upon at the meeting and the results of those votes were as follows:

Proposal 1 - Election of Class I Director

	Votes For	Votes Withheld	Votes Abstaining	Broker Non-Votes
M. Scott Irwin	12,948,323	405,703	—	1,889,059

Proposal 2 - Approval, by non-binding vote, of the compensation of the Company's Named Executive Officers as disclosed in the Company's Proxy Statement

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
12,969,840	14,528	369,658	1,889,059

Proposal 3 - Recommendation, by non-binding vote, of the frequency of advisory votes on the executive compensation of the Company's Named Executive Officers

3 Years	2 Years	1 Year	Votes Abstaining	Broker Non-Votes
6,873,078	13,714	6,461,698	5,536	1,889,059

In accordance with the results of this advisory vote and consistent with the Company's recommendation, the Company intends to hold future advisory votes on the compensation of its Named Executive Officers every three years until the next required vote on the frequency of stockholder votes on the compensation of the Company's Named Executive Officers.

Proposal 4 - Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
14,802,037	2,475	438,573	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 23, 2011	By:	/s/ JAMES R. OFFERDAHL
James R. Offerdahl
Chief Financial Officer and Vice President of Administration (Principal Financial and Accounting Officer)